Exhibit 23.1

Consent of Independent Registered Public Accounting Firm

We hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 (Nos. 333-266938, 333-266810, 333-263798 and 333-287646) and Form S-8 (Nos. 333-278471, 333-271140, 333-265516 and 333-287187) of Rigetti Computing, Inc. of our report dated March 4, 2026, relating to the consolidated financial statements, which appears in this Annual Report on Form 10-K.

/s/ BDO USA, P.C.

Spokane, Washington

March 4, 2026